                                                                   EXHIBIT 10.19


                            STOCK PURCHASE AGREEMENT

                                  by and among

                          MERKERT AMERICAN CORPORATION
                                    as Buyer

                            UNITED BROKERAGE COMPANY
                                      d/b/a
                 THE SELL GROUP - GRAND RAPIDS, TOLEDO, DETROIT
                           INDIANAPOLIS AND FORT WAYNE
                                 as the Company

                                       and

                         THE STOCKHOLDERS OF THE COMPANY



                              As of April 26, 1999

                            STOCK PURCHASE AGREEMENT
                                      INDEX


                                                                                Page

SECTION 1.        SALE OF SHARES AND PURCHASE PRICE...............................1
         1.1      Transfer of Company Shares......................................1
         1.2      Purchase Price and Payment......................................2
         1.3      Place of Closing................................................2
         1.4      Stockholders' Representative....................................3
         1.5      Further Assurances..............................................4
         1.6      Transfer Taxes..................................................4
         1.7      Deliveries at Closing...........................................4

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                  STOCKHOLDERS....................................................5
         2.1      Making of Representations and Warranties........................5
         2.2      Organization and Qualifications of the Company..................5
         2.3      Capital Stock of the Company; Beneficial Ownership..............6
         2.4      Subsidiaries; Acquisitions......................................6
         2.5      Authority of the Company and the Stockholders...................7
         2.6      No Conflicts....................................................7
         2.7      Real and Personal Property......................................8
         2.8      Financial Statements...........................................10
         2.9      Taxes..........................................................12
         2.10     Collectibility of Accounts Receivable..........................13
         2.11     Inventories....................................................13
         2.12     Absence of Certain Changes.....................................13
         2.13     Ordinary Course................................................15
         2.14     Approvals; Consents............................................15
         2.15     Banking Relations..............................................15
         2.16     Intellectual Property..........................................15
         2.17     Year 2000......................................................17
         2.18     Contracts......................................................17
         2.19     Litigation.....................................................19
         2.20     Compliance with Laws...........................................19
         2.21     Insurance......................................................19
         2.22     Powers of Attorney.............................................20
         2.23     Finder's Fee...................................................20
         2.24     Permits; Burdensome Agreements.................................20
         2.25     Corporate Records; Copies of Documents.........................20
         2.26     Transactions with Interested Persons...........................20
         2.27     Employee Benefit Programs......................................21
         2.28     Environmental Matters..........................................24
         2.29     List of Directors, Officers and Employees......................25
         2.30     Employees; Labor Matters.......................................26
         2.31     Principals.....................................................26
         2.32     Absence of Improper Payments...................................28
         2.33     Transfer of Shares.............................................28
         2.34     Stock Repurchase...............................................28
         2.35     Disclosure.....................................................28


                                                                                Page
SECTION 3.      REPRESENTATIONS AND WARRANTIES OF BUYER..........................29
        3.1     Making of Representations and Warranties.........................29
        3.2     Organization of Buyer............................................29
        3.3     Authority of Buyer...............................................29
        3.4     Litigation.......................................................29
        3.5     Finder's Fee.....................................................29
        3.6     No Conflicts.....................................................29
        3.7     Purchase for Investment..........................................30

SECTION 4.      RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.....................30
        4.1     Survival of Warranties...........................................30
        4.2     Confidentiality..................................................30

SECTION 5.      INDEMNIFICATION..................................................31
        5.1     Indemnification by the Stockholders..............................31
        5.2     Limitations on Indemnification by the Stockholders...............32
        5.3     Indemnification by Buyer.........................................33
        5.4     Limitation on Indemnification by Buyer...........................33
        5.5     Notice; Defense of Claims........................................33
        5.6     Satisfaction of Stockholder Indemnification Obligations..........34
        5.7     Offset Against Lease Payments....................................34
        5.8     Life Insurance Policies..........................................35

SECTION 6.      DEFINITIONS......................................................35

SECTION 7.      MISCELLANEOUS....................................................39
        7.1     Fees and Expenses................................................39
        7.2     Governing Law....................................................39
        7.3     Notices..........................................................39
        7.4     Entire Agreement.................................................40
        7.5     Assignability; Binding Effect....................................41
        7.6     Execution in Counterparts........................................41
        7.7     Amendments.......................................................41
        7.8     Publicity and Disclosures........................................41
        7.9     Dispute Resolution; Consent to Jurisdiction......................41
        7.10    Consent to Jurisdiction..........................................42
        7.11    No Third-Party Beneficiaries.....................................42
        7.12    Severability.....................................................43
        7.13    No Stock Restrictions............................................43

                         LIST OF EXHIBITS AND SCHEDULES


Exhibit A:      List of Stockholders, Stockholdings and Consideration to be Paid
Exhibit B:      Omitted
Exhibit C:      Form of Opinion of Counsel for the Company and the Stockholders
Exhibit D:      Form of General Release
Exhibit E:      Form of Opinion of Buyer's Counsel
Exhibit F:      Addendum to Deferred Compensation Plan

Schedule    2.3         Capital Stock of the Company; Beneficial Ownership
            2.4(b)      Acquisition Rights
            2.7(a)      Real Property
            2.7(b)      Personal Property
            2.8(a)-(d)  Financial Statements and Projections
            2.9         Taxes
            2.10        Collectibility of Accounts Receivable
            2.12        Absence of Certain Changes
            2.14        Approval; Consents
            2.15        Banking Relations
            2.16        Intellectual Property and Intellectual Property Rights
            2.18        Contracts, etc.
            2.19        Litigation
            2.20        Compliance with Laws
            2.21        Insurance
            2.22        Powers of Attorney
            2.24        Permits, Burdensome Agreements
            2.26        Transactions with Interested Persons
            2.27        Employee Benefit Programs
            2.28        Environmental Matters
            2.29        List of Officers and Directors
            2.31        Principals
            2.31(e)     Principals
            2.31(f)     Principals
            2.32        Promotional Funds
            2.34        Stock Repurchases
            3.6         No Conflicts

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") entered into as of April 26, 1999 by and among Merkert American Corporation, a Delaware corporation ("Buyer"), United Brokerage Company, a Michigan corporation, doing business as The Sell Group - Grand Rapids, Toledo, Detroit, Indianapolis and Fort Wayne (the "Company"), and the holders of the Company's capital stock listed on Exhibit A such stockholders being herein collectively referred to as the "Stockholders" and individually as a "Stockholder"). The Stockholders other than John Huetteman, III and Gary Van Overloop are referred to herein as "Minority Stockholders."

                               W I T N E S S E T H


         WHEREAS, the Stockholders own, or will own as of the Closing (as defined below), of record and beneficially all of the issued and outstanding shares (the "Company Shares") of the common stock, par value $1.00 per share (the "Common Stock"), of the Company;

         WHEREAS, the Company Shares constitute all the issued and outstanding capital stock of the Company; and

         WHEREAS, the Stockholders desire to sell all of the Company Shares to Buyer, and Buyer desires to acquire all of the Company Shares.

         NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1.     SALE OF SHARES AND PURCHASE PRICE.

         1.1 Transfer of Company Shares. Upon the terms and subject to the conditions set forth in this Agreement, Buyer hereby purchases, and each Stockholder hereby sells, assigns, conveys, transfers and delivers to Buyer all of such Stockholder's right, title and interest in any and all of the Company Shares owned beneficially or of record by such Stockholder free and clear of any and all liens, encumbrances, charges, claims or adverse interests of any kind at an aggregate purchase price for all of the Company Shares as set forth in
Section 1.2(a) hereof. At the Closing, each Stockholder shall deliver or cause to be delivered to Buyer certificates representing all of the Company Shares owned by such Stockholder, as set forth in Exhibit A attached hereto. Such stock certificates shall be duly endorsed in blank for transfer or shall be presented with stock powers duly executed in blank, with such signature guarantees and such other documents as may be reasonably required by Buyer to effect a valid transfer of such Company Shares by such Stockholder in accordance with this Agreement. Each Stockholder by execution of this Agreement hereby appoints Buyer as his attorney-in-fact to effectuate transfer of the Company Shares at the Closing.

         1.2 Purchase Price and Payment.

                  (a) In consideration of the sale by Stockholders to Buyer of the Company Shares and in reliance upon the representations and warranties of the Company and the Stockholders herein contained, Buyer agrees that, subject to certain adjustments set forth in this Agreement and on Exhibit A attached hereto at the Closing it will pay to the Stockholders an aggregate amount equal $4,862,145.00 (Four Million, Eight Hundred Sixty-Two Thousand One Hundred Forty-Five Dollars) (the "Total Consideration") which shall be paid by Buyer by delivering one-fortieth (1/40) of such amount in cash on June 30, September 30, December 31 and March 31 of each year beginning on June 30, 1999 and ending on March 31, 2009. The Total Consideration shall be allocated among and paid to the Stockholders in accordance with Exhibit A, attached hereto, subject to Sections 5.6, 5,7, 5.8 and 7.1 hereof.

                  (b) Each Stockholder hereby specifically acknowledges and agrees that Buyer's obligation to pay the amounts due hereunder is, and at all times hereafter will be, junior and subordinate in right of payment and exercise of remedies to the prior payment in full in cash of all obligations owed in respect of all Senior Debt (as defined below), and that the subordination of the obligations to each Stockholder under this Agreement is for the benefit of all holders of Senior Debt whether such Senior Debt is outstanding on the date hereof or incurred, created or arising hereafter, effective upon receipt of written notice to such Stockholder. Each Stockholder hereby specifically acknowledges and agrees that upon the occurrence and during the continuation of any default or event of default under any Senior Debt, Buyer will have no obligation to make, and such Stockholder will not accept or receive, any payment of any portion of the Total Consideration until such delinquent Senior Debt has been paid in full. Should any payment, distribution, security, or proceeds thereof be received by any Stockholder contrary to the terms hereof, such Stockholder immediately will deliver the same to the holders of the Senior Debt in precisely the form received (except for the endorsement or assignment of such Stockholder where necessary), for application on or to secure the Senior Debt, whether it is due or not due, and until so delivered the same shall be held in trust by such Payee as property of the holders of the Senior Debt. Nothing in this paragraph (b) shall prohibit any Stockholder from receiving and retaining any amount due to such Stockholder hereunder provided that at the time such amount is paid to such Stockholder there shall not have occurred or be continuing any default or event of default under any Senior Debt.

                  (c) Notwithstanding anything to the contrary in this Agreement, no payment of any portion of the Total Consideration will be made to any Stockholder until the Company shall have received from the following former employees of the Company an executed Addendum to Deferred Compensation Plan in the form attached hereto as Exhibit F: James Cross, Leonard LaBine, Robert Glass, Jim Kinsey, Reginald Primeau, Michael Hessen and William Huke.

        1.3 Place of Closing. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109 or at such other place as may be mutually agreed upon by the parties.

         1.4 Stockholders' Representative.


                  (a) In order to administer efficiently (i) the implementation of the Agreement by the Stockholders and (ii) the settlement of any dispute with respect to the Agreement, the Stockholders hereby designate Gary Van Overloop as their representative (the "Stockholders' Representative").

                  (b) The Stockholders hereby authorize the Stockholders' Representative (i) to take all action necessary in connection with the implementation of the Agreement on behalf of the Stockholders or the settlement of any dispute, (ii) to give and receive all notices required to be given under the Agreement and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Stockholders by the terms of this Agreement, including without limitation, the execution and delivery of documents to transfer the Company Shares to Buyer.

                  (c) In the event that the Stockholders' Representative dies, becomes legally incapacitated or resigns from such position, John Huetteman, III shall fill such vacancy and shall be deemed to be the Stockholders' Representative for all purposes of this Agreement; however, no change in the Stockholders' Representative shall be effective until Buyer is given notice of it by the Stockholders.

                  (d) By their execution of this Agreement, the Stockholders agree that:

                           (i) Buyer shall be able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to any actions required or permitted to be taken by the Stockholders or the Stockholders' Representative hereunder, and no party hereunder shall have any cause of action against Buyer for any action taken by Buyer in reliance upon the instructions or decisions of the Stockholders' Representative;

                           (ii) all actions, decisions and instructions of the Stockholders' Representative shall be conclusive and binding upon all of the Stockholders and no Stockholder shall have any cause of action against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement, except for fraud or willful breach of this Agreement by the Stockholders' Representative;

                           (iii) remedies available at law for any breach of the provisions of this Section 1.4 are inadequate; therefore, Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if Buyer brings an action to enforce the provisions of this Section 1.4; and

                           (iv) the provisions of this Section 1.4 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by the Stockholders to the Stockholders' Representative and shall be binding upon the executors, heirs, legal representatives and successors of each Stockholder.

                  (e) All fees and expenses incurred by the Stockholders' Representative shall be paid by the Stockholders, except as provided in Section
7.1 hereof.

         1.5 Further Assurances. The Stockholders from time to time after the Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer the Company Shares and all rights thereto, and to fully implement the provisions of this Agreement.

         1.6 Transfer Taxes. All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the Company Shares under this Agreement will be borne and paid by the Stockholders, and the Stockholders shall promptly reimburse the Company and Buyer for any such tax, fee or duty which any of them is required to pay under applicable law.

         1.7 Deliveries at Closing.

                  (a) As of the Closing, the Company shall deliver to Buyer:

                           (i) a certificate of the Company's Secretary dated as of the date hereof certifying: (i) the Company's Articles of Incorporation as in effect on the date hereof; (ii) the Company's by-laws, as in effect on the date hereof; (iii) resolutions duly adopted by the Company's Board of Directors authorizing the transactions contemplated hereby; and (v) incumbency of the Company's officers.

                           (ii) an opinion from Butzel Long, P.C., counsel for the Company and the Stockholders, dated as of the Closing Date, substantially in the form attached hereto as Exhibit C;

                           (iii) the resignations of all the Directors and Officers of the Company, such resignations to be effective at the Closing;

                           (iv) general releases signed by each of the Stockholders and each optionholder of the Company of all claims which any of them may have against the Company in the form attached hereto as Exhibit D; and

                           (v) a certificate of good standing with respect to the Company from the Secretary of State of Michigan and each other jurisdiction in which the Company is qualified to do business.

         (b) As of the Closing the Buyer shall deliver to the Stockholders:

                           (i) a certificate of Buyer's President and Chief Financial Officer dated as of the Closing Date to the effect that the Board of Directors of the Company has taken all action necessary for the purpose of authorizing the Company to consummate the transactions contemplated by this Agreement in accordance with the terms thereof;

                           (ii) Releases from Comerica Bank of any and all personal guarantees given by any Stockholder with respect to the Company's indebtedness to Comerica Bank.

                           (iii) An opinion from Goodwin, Procter & Hoar LLP, counsel for the Buyer, dated as of the Closing Date, substantially in the form attached hereto as Exhibit E.

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND STOCKHOLDERS.

         2.1 Making of Representations and Warranties. As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Company and each of the Stockholders jointly and severally hereby make to Buyer the representations and warranties contained in this Section 2, provided, however, that the representations and warranties of the Minority Stockholders in Sections 2.3(b), 2.5 and 2.6 hereof are only made severally by each Minority Stockholder with respect to himself, herself or itself. For the purposes of this Agreement, to the extent that any disclosure made by the Company or any Stockholder would be required to be made on more than one Schedule delivered hereunder, the Company and each Stockholder may make such disclosure by a cross-reference to information set forth on any other Schedule delivered hereunder. Capitalized terms used and not otherwise defined in the Schedules shall have the meanings ascribed thereto in this Agreement.

         2.2 Organization and Qualifications of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of the Company's Articles of Incorporation, as amended to date, certified by the Secretary of State of the State of Michigan, and of the Company's By-laws, as amended to date, certified by the Company's

Secretary, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending. The Company is not in violation of any term of its Articles of Incorporation or By-laws. The Company is qualified to do business as a foreign corporation in all jurisdictions in which the nature of the business conducted by the Company or the characters of the assets owned or leased by it make such qualification necessary or prudent except for those jurisdictions wherein a failure to be so qualified would not have an effect that is or would be materially adverse to the business, results of operations, financial condition, assets or prospects of the Company, excluding general economic conditions (a "Material Adverse Effect").

         2.3 Capital Stock of the Company; Beneficial Ownership.

                  (a) The authorized capital stock of the Company consists of
(i) 550,000 shares of Common Stock, of which 341,389 shares are duly and validly issued, outstanding, fully paid and non-assessable and of which 208,611 shares are authorized but unissued. No person or entity other than the Stockholders holds any shares of the capital stock of the Company. Except as set forth on
Schedule 2.3 there are no outstanding subscriptions, calls, options, warrants, rights, commitments, preemptive rights, arrangements or agreements of any kind for or relating to the issuance sale transfer, registration or voting of, or outstanding securities convertible into, exchangeable for or carrying the right to purchase, subscribe for or otherwise acquire, any shares of capital stock of any class or any other equity security of the Company or outstanding warrants, options or other rights to acquire any such convertible securities. None of the Company's capital stock has been issued in violation of any applicable federal or state securities law. Except as set forth in the Schedule 2.3 attached hereto, there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the Company Shares to which the Company or any of the Stockholders is a party.

                  (b) As of November 30, 1998 and as of the Closing, each of the Stockholders owns beneficially and of record the Company Shares set forth opposite such Stockholder's name on Exhibit A hereto free and clear of any lien, security interest, charge, pledge, restriction, encumbrance or adverse interest of any kind or nature (collectively, "Liens").

         2.4 Subsidiaries; Acquisitions. (a) Except as set forth on Schedule 2.4(b), the Company does not have and has never had any subsidiaries or investments in any other corporation or business organization ("Subsidiaries").

         (b) Except as set forth in Schedule 2.4(b) attached hereto, the Company does not have any rights, warrants or options (the "Acquisition Rights") to purchase or acquire the capital stock or all or substantially all of the assets of any other corporation or business organization (an "Acquisition"). Schedule 2.4(b) attached hereto sets forth the name of each of the entities subject to any Acquisition Rights, the type of transaction contemplated by the parties in each Acquisition, the termination rights, if any, associated with such Acquisition Rights, and whether or not the consummation of the transactions contemplated by this Agreement requires the consent of any other party to such transaction. Each of the Acquisition Rights is fully enforceable, and will remain so, after the Closing.

         2.5 Authority of the Company and the Stockholders. The Company has full right, authority and corporate power, and each Stockholder has full right, power, authority and capacity, to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Company or any Stockholder pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company and each Stockholder of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Company and/or such Stockholder and no other action on the part of the Company or any Stockholder is required in connection therewith.

         2.6 No Conflicts. This Agreement and each agreement, document and instrument executed and delivered by the Company and/or any Stockholder pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Company and/or such Stockholder enforceable in accordance with their terms. The execution, delivery and performance by the Company of this Agreement and each other agreement, document or instrument to be executed, delivered or performed by the Company or any Stockholder (the "Transaction Documents") does not and will not, with or without the giving of notice or the lapse of time or both, (i) does not and will not violate any provision of the Articles of Incorporation or By-laws of the Company; and (ii) does not and will not violate any laws of the United States or any state or other jurisdiction applicable to the Company or any Stockholder or require the Company or any Stockholder to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made. Neither the course of conduct of the Company or any Stockholder in connection with the negotiation, execution and delivery of this Agreement or any other Transaction Document nor the execution, delivery or performance by the Company or any Stockholder of this Agreement or any Transaction Document does or will result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company or any Stockholder is a party or by which the property of the Company or any Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, or other Lien in any of the Company's assets or the Company Shares.

         2.7 Real and Personal Property.

                  (a) Real Property. The Company does not own and, except as set forth on Schedule 2.7(a), has never owned, any real property. All of the real property leased by the Company is identified on Schedule 2.7(a) (herein referred to as the "Real Property"). Copies of each lease as currently in effect with respect to the Leased Real Property are attached hereto. The terms of each such lease are not less favorable to the Company than could be obtained in an arm's length lease of a comparable property from an unaffiliated third party.

                           (i) Title. Except as set forth on Schedule 2.7(a) the Company has good, valid, record and marketable title to enforceable leasehold interests in the Real Property in each case, free and clear of all easements, covenants, restrictions, leases, mortgages, liens, assessments, claims, rights, judgments, encroachments or other matters affecting title (collectively, "Encumbrances"), other than:

                           (x) easements, covenants, restrictions and similar encumbrances that do not and could not reasonably be expected to interfere with the use of the Owned Real Property as currently used and improved,

                           (y) minor encroachments that do not and could not reasonably be expected to adversely affect the value or use of the Owned Real Property as currently used and improved and that could be removed without material cost, and

                           (z) liens for Taxes (as defined below) not yet due or delinquent or being contested in good faith pursuant to appropriate proceedings and statutory liens arising in the ordinary course of business by operation of law that are not yet due or delinquent.

         ((x), (y) and (z) are collectively referred to as "Permitted Encumbrances"). To the Knowledge of the Company, the Lessors of leased Real Property have good, clear, record and marketable title to the such Real Property.

                           (ii) Status of Leases. All leases relating to Real Property are identified on Schedule 2.7(a), and true and complete copies thereof have been delivered to Buyer. Each of said leases has been duly authorized and executed by the parties and is in full force and effect. The Company is not in default under any of said leases, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To the Company's Knowledge, the other party to each of said leases is not in default under any of said leases and there is no event which, with notice or the passage of time, or both, would give rise to such a default. For purposes of this Agreement, the "Knowledge" of any person other than the Company shall mean that such person had actual knowledge of the facts at issue and the Knowledge of the Company shall mean that the President or Chief Operating Officer of the Company knew or should have known the facts at issue after inquiry of the officers or employees of the Company who would reasonably be expected to know the matters covered by the statement in question.

                  (iii) Consents. Except as set forth in Schedule 2.7(a), no consent or approval is required with respect to the transactions contemplated by this Agreement from the other parties to any lease of Real Property, from the holder of any Encumbrance on any Real Property, or from any regulatory authority, no filing with any regulatory authority is required in connection therewith, and to the extent that any such consents, approvals or filings are required, the Company or the Stockholders will obtain or complete them before the Closing.

                  (iv) Condition of Real Property. Except as set forth in
         Schedule 2.7(a), there are no material defects in the physical condition of any land, buildings or improvements constituting part of the Real Property, including without limitation, structural elements, mechanical systems, parking and loading areas, and all such buildings and improvements are in good operating condition and repair, have been well maintained and are free from infestation by rodents or insects. Except as set forth on Schedule 2.7(a), none of the Real Property is located in an area designated by any governmental authority as being within a flood plain or subject to special flood or other hazards. Access to the Real Property is by a public way or public street. All water, sewer, gas, electric, telephone, drainage and other utilities required by law or necessary for the current or planned operation of the Real Property by the Company have been connected under valid permits and pursuant to valid easements where required, and are sufficient to service the Real Property and in good operating condition.

                  (v) Compliance with Laws. The Company has received no notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any Real Property that has not been heretofore corrected and no such violation exists which could reasonably be expected to have an adverse affect on the operation or value of any Real Property. All improvements located on or constituting part of the Real Property and their use and operation by the Company were and are now in compliance in all respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations, except as could not, individually or in the aggregate, have a Material Adverse Effect and as set forth in Schedule 2.7(a). No approval or consent to the transactions contemplated by this Agreement is required of any governmental authority with jurisdiction over any aspect of the Real Property or its use or operations except where the failure to obtain such approval or consent could not, individually or in the aggregate, have a Material Adverse Effect. The Company has received no notice of any real estate tax deficiency or assessment or is aware of any proposed deficiency, claim or assessment with respect to any of the Real Property, or any pending or threatened condemnation thereof.

                  (b) Personal Property. A complete description of the machinery and equipment of the Company is contained in Schedule 2.7(b) hereto. The material terms of each lease pursuant to which the Company leases personal property, as in effect on the date hereof, are set forth on Schedule 2.7(b). The Company's total obligation with respect to automobile leases is set forth on
Schedule 2.7(b). Except as specifically disclosed in said Schedule or in the Base Balance Sheet (as hereinafter defined), the Company has good and marketable title to all of its personal property. None of such personal property or assets is subject to any mortgage, pledge, conditional sale agreement or Lien except as specifically disclosed in said Schedule or in the Base Balance Sheet. The Base Balance Sheet reflects all personal property of the Company. Except as otherwise specified in Schedule 2.7(b) hereto, the leasehold improvements, furnishings, machinery and equipment of the Company taken as a whole are in good repair (ordinary wear and tear excepted), have been well maintained, and substantially comply with all applicable laws, ordinances and regulations, and such machinery and equipment is in good working order. Neither the Company nor any of the Stockholders has Knowledge of any pending or threatened change of any such law, ordinance or regulation which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         2.8 Financial Statements.

                  (a) The Company has delivered to Buyer the following financial statements, copies of which are attached hereto as Schedule 2.8:

                           (i) Balance sheets of the Company for its fiscal years ended November 30, 1993, 1994, 1995, 1996, 1997, 1998 and statements of income, retained earnings and cash flows for the five years then ended, which consolidated statements have been reviewed by Beene Garter LLP, independent public accountants (such financial statements, the "Reviewed Financial Statements"). The Company's compiled consolidated balance sheet as of November 30, 1998, is sometimes referred to herein as the "Base Balance Sheet").

                           (ii) The balance sheet of the Company as of February 28, 1999 (herein the "Interim Balance Sheet") and statements of income, retained earnings and cash flows for the three-month period then ended, certified by the Company's chief financial officer (the "Interim Financial Statements").

                           (iii) The balance sheet of the Company as of March 31, 1999 and statements of income, retained earnings and cash flows for the three-month period then ended, certified by the Company's chief financial officer (the "March 31 Financial

         Statements"). The Reviewed Financial Statements, the Interim Financial Statements and the March 31 Financial Statements are referred to herein, collectively, as the "Financial Statements."

                  Except as set forth on Schedule 2.8(a), said Financial Statements have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby ("GAAP"), are complete and correct in all material respects and present fairly the financial condition of the Company at the dates of said statements and the results of its operations for the periods covered thereby.

                  (b) Except as set forth on Schedule 2.8(b), as of the date of the Base Balance Sheet, the Company had no liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of the Company or the conduct of its business prior to the date of the Base Balance Sheet regardless of whether claims in respect thereof had been asserted as of such date), except liabilities stated or adequately reserved against on the Base Balance Sheet, or reflected in Schedules furnished to Buyer hereunder as of the date hereof.

                  (c) As of the date hereof, the Company does not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Company or the conduct of its business prior to the date hereof or the Closing, as the case may be, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities (i) stated or adequately reserved against on the Interim Balance Sheet or the notes thereto, (ii) reflected in Schedules furnished to Buyer hereunder on the date hereof, (iii) set forth on Schedule 2.8(c) hereto, or (iv) incurred after March 31, 1999 in the ordinary course of business of the Company consistent with the terms of this Agreement.

                  (d) The itemized projections of commission revenues for the 12 months ending March 31, 2000 which have been separately prepared by the Company and presented to the Buyer are attached hereto as Schedule 2.8(d) and have been based upon assumptions which are set forth therein and which were reasonable when made and continue to be reasonable and give effect to the gains and losses of principal accounts disclosed on Schedules 2.31(e) and 2.31(f) hereto.

                  (e) The outstanding balance under the Company's Comerica Line of Credit as of the Closing Date does not exceed $639,322.04.

         2.9 Taxes.

                  (a) The Company has paid or caused to be paid all federal, state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by it through the date hereof whether disputed or not.

                  (b) The Company has in accordance with applicable law filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. A list of all federal, state, local and foreign income tax returns filed with respect to the Company for taxable periods ended on or after December 31, 1993 is set forth in
Schedule 2.9 attached hereto, and said Schedule indicates those returns that have been audited or currently are the subject of an audit. For each taxable period of the Company ended on or after December 31, 1993, the Company has delivered to Buyer correct and complete copies of all federal, state, local and foreign income tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Company.

                  (c) Neither the United States Internal Revenue Service (the "IRS") nor any other governmental authority is now asserting or, to the Knowledge of the Company or any Stockholder, has threatened to assert against the Company any deficiency or claim for additional Taxes. No claim has ever been made in writing by an authority in a jurisdiction where the Company does not file reports and returns that the Company is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Taxes. The Company has never entered into a closing agreement pursuant to
Section 7121 of the United States Internal Revenue Code of 1986, as amended (the "Code").

                  (d) Except as set forth in Schedule 2.9 attached hereto, there has not been any audit of any tax return filed by the Company, no such audit is in progress, and the Company has not been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in Schedule 2.9, no extension of time with respect to any date on which a tax return was or is to be filed by the Company is in force, and no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any Taxes.

                  (e) The Company has never been (or has ever had any liability for unpaid Taxes because it once was) a member of an "affiliated group" (as defined in Section 1504(a) of the Code). Except as set forth in Schedule 2.9, the Company has never filed, and has never been required to file, a consolidated, combined or unitary tax return with any other entity. Except as set forth in Schedule 2.9, the Company does not own and has never owned a direct or indirect interest in any trust, partnership, corporation or other entity. Except as set forth in Schedule 2.9 attached hereto, the Company is not a party to any tax sharing agreement.

                  (f) For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

         2.10 Collectibility of Accounts Receivable. All of the accounts receivable of the Company shown or reflected on the Interim Balance Sheet or existing at the date hereof (less the reserve therefor set forth on the Interim Balance Sheet) are or will be at the Closing valid and enforceable claims, fully collectible and subject to no set off or counterclaim. The Company has no accounts or loans receivable from any person, firm or corporation which is affiliated with the Company or from any director, officer or employee of the Company, except as disclosed on Schedule 2.10 hereto, and all accounts and loans receivable from any such person, firm or corporation shall be paid in cash prior to the Closing.

         2.11 Inventories. [Intentionally omitted.]

         2.12 Absence of Certain Changes. Except as disclosed in Schedule 2.12 attached hereto, since the date of the Base Balance Sheet there has not been:

                  (a) Any change in the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of the Company, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, could reasonably be expected to have a Material Adverse Effect;

                  (b) Any amendment or termination, or to the Knowledge of the Company, proposed or threatened amendment or termination, whether written or oral, of any Contract (as defined in Section 2.17) or material lease;

                  (c) Any contingent liability incurred by the Company as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Company;

                  (d) Any Encumbrance or Lien placed on any of the properties of the Company which remains in existence on the date hereof or will remain on the Closing Date;

                  (e) Any obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities for Taxes due or to become due or contingent or potential liabilities relating to products or services provided by the Company or the conduct of the business of the Company since the date of the Base Balance Sheet regardless of whether claims in respect thereof have been asserted), incurred by the Company other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that product or service liability claims shall not be deemed to be incurred in the ordinary course of business);

                  (f) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company other than in the ordinary course of business;

                  (g) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of the Company;

                  (h) Any declaration, setting aside or payment of any dividend by the Company, or the making of any other distribution in respect of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of its own capital stock;

                  (i) Any labor trouble or claim of unfair labor practices involving the Company; any change in the compensation payable or to become payable by the Company to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices; or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

                  (j) Any change with respect to the officers or management of the Company ;

                  (k) Any payment or discharge of a material lien or liability of the Company which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

                  (l) Any obligation or liability incurred by the Company to any of its officers, directors, stockholders or employees, or any loans or advances made by the Company to any of its officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees;

                  (m) Any resignation or termination of the Company's representation of any Principal (with respect to all or any of the products of such Principal or with respect to any Customers), or any reduction in commission rate paid by any Principal, or any notice of same (for purposes of this Agreement, "Principal" shall mean any manufacturer, grower, processor, producer, distributor or other wholesaler, or any supplier whose goods, products or lines are offered for sale or for retail merchandising by the Company, and "Customer" shall mean any individual, firm, corporation or other business entity from which the Company obtains product orders on behalf of its Principals);

                  (n) Any change in accounting methods or practices, credit practices or collection policies used by the Company;

                  (o) Any other transaction entered into by the Company other than transactions in the ordinary course of business; or

                  (p) Any agreement or understanding whether in writing or otherwise, for the Company to take any of the actions specified in paragraphs
(a) through (o) above.

         2.13 Ordinary Course. Since the date of the Base Balance Sheet, the Company has conducted its business only in the ordinary course and consistently with its prior practices.

         2.14 Approvals; Consents. Except as set forth on Schedule 2.14 attached hereto, no approval, consent, authorization or exemption from or filing with any person or entity not a party to this Agreement is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement and the Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

         2.15 Banking Relations. All of the arrangements which the Company has with any banking institution are completely and accurately described in Schedule
2.15 attached hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

         2.16 Intellectual Property.

                  (a) Except as described in Schedule 2.16, the Company has exclusive ownership of, or exclusive license to use, all material patent, copyright, trade secret, trademark, or other proprietary rights (collectively, "Intellectual Property") used or to be used in the business of the Company as presently conducted or contemplated. All of the rights of the Company in such Intellectual Property are freely transferable. There are no claims or demands of any other person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or threatened, which challenge the rights of the Company in respect thereof. Except as described in Schedule 2.16, the Company has the right to use, free and clear of claims or rights of other persons, all customer lists, designs, processes, computer software, systems, data compilations, research results and other information required for or incident to its products or its business as presently conducted or contemplated.

         (b) All patents, patent applications, trademarks, trademark applications and registrations and registered copyrights which are owned by or licensed to the Company or used to be used by the Company in their businesses as presently conducted or contemplated, and all other items of Intellectual Property which are material to the business or operations of the Company, are listed in Schedule 2.16. All of such patents, patent applications, trademark registrations, trademark applications and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on said Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations of the United States and each such jurisdiction.

         (c) There are no licenses or other agreements under which the Company is granted rights in Intellectual Property except with respect to off-the-shelf computer software. All said licenses or other agreements are in full force and effect, there is no material default by any party thereto, and, except as set forth on Schedule 2.16, all of the rights of the Company thereunder will continue in full force and effect upon consummation of the transactions contemplated hereby. To the actual knowledge of the Company and the Stockholders, the licensors under said licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer.

         (d) All licenses or other agreements under which the Company has granted rights to others in Intellectual Property owned or licensed by the Company are listed in Schedule 2.16. All of said licenses or other agreements are in full force and effect, there is no material default by any party thereto, and, except as set forth on Schedule 2.16, all of the rights of the Company thereunder will continue in full force and effect upon consummation of the transactions contemplated hereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer.

         (e) The Company has taken all steps required in accordance with prudent business practice to establish and preserve its ownership of all material Intellectual Property rights with respect to its products, services and technology. The Company has not made any valuable non-public information of the Company available to any person other than employees of Company except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof. The Company has no Knowledge of any infringement by others of any material Intellectual Property rights of the Company.

         (f) The present and, as of the date hereof, contemplated business, activities and products of the Company do not infringe any Intellectual Property of any other person.

No proceeding charging the Company with infringement of any adversely held Intellectual Property has been filed or, to the Company's Knowledge, is threatened to be filed. The Company is not making any unauthorized use of any confidential information or trade secrets of any person, including without limitation, to the Company's Knowledge, any former employer of any past or present employee of Company. Except as set forth in Schedule 2.16, neither the Company nor, to the Knowledge of the Company, any of its employees have any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons or restricting any such employee's ability to engage in business activities of any nature. The activities of its employees on behalf of the Company do not violate any such agreements or arrangements known to the Company.

         2.17 Year 2000.

                  (a) (i) The Company has (x) undertaken a comprehensive and detailed inventory, review and assessment of all areas within its business and operations to address the "Year 2000 Problem" (i.e., the risk that applications and/or hardware used by the Company may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date on or after January 1,
         2000), (y) developed a detailed plan and time line for becoming Year 2000 Compliant on a timely basis, and (z) to date, implemented that plan in accordance with its timetable in all material respects;

                      (ii) The Company's Year 2000 program includes feasible contingency plans to ensure uninterrupted and unimpaired business operation, including liquidity needs, in the event of its own failure to be Year 2000 Compliant;

                      (iii) The Company reasonably believes that the Year 2000 Problem will not have a Material Adverse Effect .

                  (b) For purposes of this Section, "Year 2000 Compliant" means, with respect to the operations of the Company, that all computer-controlled processes, electronic communications interfaces, software, hardware, machinery, equipment, programs, and tools operate for all date-sensitive functions before, on or after January 1, 2000 consistently, predictably, accurately and unambiguously, without interruption or manual intervention;

         2.18 Contracts. Except for contracts, commitments, plans, agreements and licenses described in Schedule 2.18 or disclosed in another schedule hereto and cross-referenced to the relevant subsection of this Section 2.18 (true and complete copies of which have been delivered to Buyer), the Company is not a party to or subject to:

                  (a) any agreement for the sale, lease or other disposition of products or other assets not made in the ordinary course of business;

                  (b) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

                  (c) any employment contract or contract for services which requires the payment of more than $20,000 annually or which is not terminable within 30 days by the Company without liability for any penalty or severance payment;

                  (d) any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course for less than $5,000 each, such orders not exceeding $20,000 in the aggregate;

                  (e) any other contracts or agreements creating any obligations of the Company of $5,000 or more on an individual basis or $20,000 or more on an aggregate basis, with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement;

                  (f) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

                  (g) any contract or agreement which by its terms does not terminate or is not terminable without penalty by the Company or its successor within one year after the date hereof;

                  (h) any contract or arrangement with any sales agent or distributor of products of the Company;

                  (i) any contract containing covenants limiting the freedom of the Company to compete in any line of business or with any person or entity;

                  (j) any contract or agreement for the purchase of any fixed asset for a price in excess of $5,000 whether or not such purchase is in the ordinary course of business;

                  (k) any license agreement (as licensor or licensee) except standard computer software license agreements for off-the-shelf software;

                  (l) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money; or

                  (m) any contract or agreement with any officer, employee, director or stockholder of the Company or with any persons or organizations controlled by or affiliated with any of them.

         The Company is not in default under any such contracts, commitments, plans, agreements or licenses described in said Schedule (individually a "Contract" and collectively the "Contracts") and the Company has no Knowledge of conditions or facts which with notice or passage of time, or both, would constitute a default, except where any such default could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Each of the Contracts is valid and in full force and effect, and will be enforceable by the Company against the other party thereto in accordance with its terms, except for any non-competition provision or agreement limiting the freedom of any party thereto to compete in any line of business or with any person or entity, the benefits of which run to the Company, the enforceability of which may be limited by the principles governing the availability of equitable remedies.

         2.19 Litigation. Schedule 2.19 hereto lists all currently pending litigation and governmental or administrative proceedings or investigations to which the Company is a party. There is no litigation or governmental or administrative proceeding or investigation pending or, to the Knowledge of the Company or the Stockholders, threatened against the Company or its affiliates and there is no litigation or governmental or administrative proceeding or investigation pending or, to the Knowledge of the Company or the Stockholders, threatened against any Stockholder relating to the business of the Company which may individually or in the aggregate, have a Material Adverse Effect have or which would prevent or hinder the consummation of the transactions contemplated by this Agreement. With respect to each matter set forth therein, Schedule 2.19 sets forth a description of the matter, the forum (if any) in which it is being conducted, the parties thereto and the type and amount of relief sought. Except as disclosed in Schedule 2.19 hereto, there are no (i) existing product liability, warranty or other similar claims, against the Company for products or services which are defective or fail to meet any product or service warranties,
(ii) to the Company's Knowledge, claims of such nature which have been threatened or (iii) to the Knowledge of the Company or the any Stockholder, any facts upon which a material claim of such nature reasonably could be based. Except as disclosed in Schedule 2.19, no claim has been asserted against the Company or any of its Subsidiaries for renegotiation or price redetermination of any business transaction, and there are no facts upon which any such claim could be based.

         2.20 Compliance with Laws. Except as set forth in Schedule 2.20 hereto, the Company is in compliance with all applicable statutes, ordinances, orders, judgements, decrees, rules and regulations promulgated by any federal, state, municipal entity, agency, court or other governmental authority which apply to the Company or to the conduct of its business, and the Company has received no notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         2.21 Insurance. The physical properties and assets of the Company are insured to the extent disclosed in Schedule 2.21 attached hereto and all such insurance policies and arrangements are disclosed in said Schedule. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company is in compliance in all material respects with the terms thereof. Said insurance is adequate and customary for the business engaged in by the Company and is sufficient for compliance by the Company with all requirements of law and all agreements and leases to which the Company is a party except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         2.22 Powers of Attorney. Except as set forth on Schedule 2.22, neither the Company nor any Stockholder has granted to any other person or entity any outstanding power of attorney.

         2.23 Finder's Fee. The Company has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         2.24 Permits; Burdensome Agreements. Schedule 2.24 lists all permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Approvals") required from federal, state or local authorities in order for the Company to conduct its business. The Company has obtained all such Approvals, which are valid and in full force and effect, and is operating in compliance therewith. Such Approvals include, but are not limited to, those required under federal, state, or local statutes, ordinances, orders, requirements, rules, regulations, or laws pertaining to environmental protection, public health and safety or worker health and safety. Except as disclosed in Schedule 2.24, the Company is not subject to or bound by any agreement, judgment, decree or order which could reasonably be expected to have a Material Adverse Effect.

         2.25 Corporate Records; Copies of Documents. The corporate record books of the Company accurately record all corporate action taken by their respective stockholders and board of directors and committees. The copies of the corporate records of the Company, as made available to Buyer for review, are true and complete copies of the originals of such documents. The Company has made available for inspection and copying by Buyer and its counsel true and correct copies of all documents referred to in this Section or in the Schedules delivered to Buyer pursuant to this Agreement.

         2.26 Transactions with Interested Persons. Except as set forth in
Schedule 2.26 hereto, neither the Company nor any Stockholder, officer, supervisory employee or director of the Company nor, to the Knowledge of Company, any of their respective spouses or family members, owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of Company, or any organization which has a material contract or arrangement with the Company.

         2.27 Employee Benefit Programs.


                  (a) Schedule 2.27 sets forth a list of every Employee Program that has been maintained by the Company or an Affiliate (including, without limitation, any entity or business which the Company has acquired by asset purchase, stock purchase, merger, consolidation or other similar transaction) at any time during the six-year period ending on the Closing Date.

                  (b) Each Employee Program which has ever been maintained by the Company or an Affiliate and which has been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Closing Date (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to lose its qualification or otherwise fail to satisfy the relevant requirements to provide tax-favored benefits under the applicable Code Section (including without limitation Code Sections 105, 125, 401(a) and 501(c)(9)). Each asset held under any such Employee Program may be liquidated or terminated without the imposition of any redemption fee, surrender charge or comparable liability. No partial termination (within the meaning of Section 411(d)(3) of the Code) has occurred with respect to any Employee Program.

                  (c) Neither the Company nor any Affiliate knows, nor should any of them reasonably know, of any failure of any party to comply with any laws applicable with respect to the Employee Programs that have ever been maintained by the Company or any Affiliate. With respect to any Employee Program ever maintained by the Company or any Affiliate, there has been no (i) "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Code Section 4975, (ii) failure to comply with any provision of ERISA, other applicable law, or any agreement, or
(iii) non-deductible contribution, which, in the case of any of (i), (ii), or
(iii), could subject the Company or any Affiliate to liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs ever maintained by the Company or any Affiliate, for all periods prior to the Closing Date, either have been made or have been accrued (and all such unpaid but accrued amounts are described on Schedule 2.27).

                  (d) Neither the Company nor any Affiliate has incurred any liability under title IV of ERISA which has not been paid in full prior to the Closing. There has been no "accumulated funding deficiency" (whether or not waived) with respect to any Employee Program ever maintained by the Company or any Affiliate and subject to Code Section 412 or ERISA Section 302. With respect to any Employee Program maintained by the Company or any Affiliate and subject to Title IV of ERISA, there has been no (nor will there be any as a result of the transactions contemplated by this Agreement) (i) "reportable event," within the meaning of ERISA Section 4043 or the regulations thereunder, for which the notice requirement is not waived by the regulations thereunder, and (ii) event or condition which presents a material risk of a plan termination or any other event that may cause the Company or any Affiliate to incur liability or have a lien imposed on its assets under Title IV of ERISA. Except as described in
Schedule 2.27, no Employee Program maintained by the Company or any Affiliate and subject to Title IV of ERISA (other than a Multiemployer Plan) has any "unfunded benefit liabilities" within the meaning of ERISA Section 4001(a)(18), as of the Closing Date. Neither the Company nor any Affiliate has ever maintained a Multiemployer Plan. None of the Employee Programs ever maintained by the Company or any Affiliate has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits.

                  (e) With respect to each Employee Program maintained by the Company within the six years preceding the Closing Date, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Buyer: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401(a) or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the six most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the six most recent actuarial valuation reports completed with respect to such Employee Program; (v) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (vi) any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such Employee Program; (vii) any registration statement or other filing made pursuant to any federal or state securities law and (viii) all correspondence to and from any state or federal agency within the last six years with respect to such Employee Program.

                  (f) Each Employee Program required to be listed on Schedule
2.27 may be amended, terminated, or otherwise modified by the Company to the greatest extent permitted by applicable law, including the elimination of any and all future benefit accruals under any Employee Program and no employee communications or provision of any Employee Program document has failed to effectively reserve the right of the Company or the Affiliate to so amend, terminate or otherwise modify such Employee Program.

                  (g) Each Employee Program ever maintained by the Company (including each non-qualified deferred compensation arrangement) has been maintained in compliance with all applicable requirements of federal and state securities laws including (without limitation, if applicable) the requirements that the offering of interests in such Employee Program be registered under the Securities Act of 1933, as amended, and/or state "Blue Sky" laws.

                  (h) Each Employee Program ever maintained by the Company or an Affiliate has complied with the applicable notification and other applicable requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, Health Insurance Portability and Accountability Act of 1996, the Newborns' and Mothers' Health Protection Act of 1996, the Mental Health Parity Act of 1996 and the Women's Health and Cancer Rights Act of 1998.

                  (i) For purposes of this section:

                           (i) "Employee Program" means (A) all employee benefit
                  plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; (B) all stock option plans, stock purchase plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements (including any informal arrangements) not described in (A) above, including without limitation, any arrangement intended to comply with Code Section 120, 125, 127, 129 or 137; and (C) all plans or arrangements providing compensation to employee and non-employee directors. In the case of an Employee Program funded through a trust described in Code Section 401(a) or an organization described in Code Section 501(c)(9), or any other funding vehicle, each reference to such Employee Program shall include a reference to such trust, organization or other vehicle.

                           (ii) An entity "maintains" an Employee Program if
                  such entity sponsors, contributes to, or provides benefits under or through such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under or through such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

                           (iii) An entity is an "Affiliate" of the Company if
                  it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA
                  Section 302(d)(8)(C).

                           (iv) "Multiemployer Plan" means an employee pension
                  or welfare benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

         (j) The Company's liabilities with respect to deferred compensation as of the Closing Date do not exceed $1,660,066.00 in the aggregate.

         (k) Schedule 2.27 accurately sets forth the current salaries and hourly rates of the Company's employees as of the Closing Date together with a reasonable estimate of the annualized salaries payable to the Company's part-time employees. The aggregate amount of full-time salaries as of the Closing is set forth on Schedule 2.27.

         2.28 Environmental Matters.

                  (a) Except as set forth in Schedule 2.28 hereto, (i) neither the Company nor any of its Subsidiaries has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below);
(ii) the Company has never spilled, released, or disposed of any Hazardous Material (as defined below) at any site presently or formerly owned, operated, leased, or used by the Company or any of its Subsidiaries, and to the Knowledge of the Company and the Stockholders, no Hazardous Material has ever been located in the soil or groundwater at any such site or spilled, released or disposed of at such site; (iii) the Company has never transported any Hazardous Material from any site presently or formerly owned, operated, leased, or used by the Company or any of its Subsidiaries for treatment, storage, or disposal at any other place; (iv) to the Knowledge of the Company and the Stockholders, the Company does not presently own, operate, lease, or use, nor has it previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and (v) to the Knowledge of the Company and the Stockholders, no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company or any of its Subsidiaries in connection with the presence of any Hazardous Material.

                  (b) Except as set forth in Schedule 2.28 hereto, (i) the Company has no liability under, nor has it ever violated, any Environmental Law (as defined below); (ii) the Company, any property owned, operated, leased, or used by the Company or any of its Subsidiaries, and any facilities and operations thereon, are presently in compliance with all applicable Environmental Laws, except as a result of activities occurring prior to the date as of which the Company first owned or leased such property of which the Company has no

Knowledge; (iii) the Company has never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) the Company has no reason to believe that any of the items enumerated in clause (iii) of this subsection will be forthcoming.

                  (c) Except as set forth in Schedule 2.28 hereto, to the Knowledge of the Company and the Stockholders, no site owned, operated, leased, or used by the Company or any of its Subsidiaries contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation.

                  (d) The Company has provided to Buyer copies of all documents, records, and information reasonably available to the Company concerning any environmental or health and safety matter relevant to the Company, whether generated by the Company or others, including without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

                  (e) For purposes of this Section 2.28, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law;
(ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted; and (iv) "Company" shall mean and include the Company and all other entities for whose conduct the Company is or may be held responsible under any Environmental Law.

         2.29 List of Directors, Officers and Employees. Schedule 2.29 hereto contains a true and complete list of all current directors and officers of the Company. In addition, Schedule 2.29 hereto contains a list of all managers, employees and consultants of the Company, in each case such Schedule includes the current job title, current compensation rate and aggregate compensation during the preceding twelve (12) months of each such individual.

         2.30 Employees; Labor Matters. The Company employs a total of 56 full-time employees and 127 part-time employees and generally enjoys good employer-employee relationships. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any of said employees, neither the Company, nor Buyer will by reason of the transactions contemplated under this Agreement or anything done prior to the Closing be liable to any of said employees for so-called "severance pay" or any other payments. The Company has no policy, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment. The Company is in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations which are existing, pending or, to the knowledge of the Company or any Stockholder, threatened against or involving the Company. No question concerning representation exists respecting any employees of the Company. There are no grievances, complaints or charges that have been filed against the Company under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and there is no arbitration or similar proceeding pending and no claim therefor has been asserted. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by the Company. The Company has received no information indicating that any of its employment policies or practices is currently being audited or investigated by any federal, state or local government agency. The Company is, and at all times since November 6, 1986 has been, in compliance with the requirements of the Immigration Reform Control Act of 1986.

         2.31 Principals.

                  (a) The list of the Company's Principals and the aggregate brokerage commission revenues received by the Company during the period from November 30, 1997 to the Closing Date from each such Principal, attached hereto as Schedule 2.31, is true, correct and complete. The Company has delivered to Buyer true and complete copies of all those written brokerage agreements and/or letters of appointment with or from the Company's Principals that exist and in effect as of the date of this Agreement. Set forth on Schedule 2.31 is a list of all other agreements and documents with or involving any person or entity and relating to financial obligations of the Company with respect to commissions or other payments received by the Company (or an affiliate of the Company) from Principals. Except as set forth on Schedule 2.31, since November 30, 1997, the Company has had no commitment, understanding or agreement with any Principal or any other person or entity relating to payments to be made by the Company to any person or entity computed in whole or in part with respect to sales of or commissions paid or to be paid by any Principal.

                  (b) Except as set forth on Schedule 2.31, the Company is not currently, and since November 30, 1997 has not been, subject to any notice of probation from any Principal. Except as set forth on Schedule 2.31, since November 30, 1997, the Company has not received any oral or written communication from any Principal which places the Company on probation or otherwise suggests, threatens or implies possible termination of the Company's appointment as broker for such Principal, any reduction in the commission rate paid to the Company or any reduction as to the geographic area, Customers or products represented by the Company, conditionally or unconditionally.

                  (c) To the Knowledge of the Company and the Stockholders, no Principal intends to, or is considering, amending the terms of the Company's brokerage agreement with such Principal in order or reappoint, or continue the appointment of, the Company as broker with respect to a lesser portion of the applicable territory than the greatest portion of such area in which, or with respect to fewer than the greatest number of product items or Customers than, the Company acted as broker for such Principal during the period from November 30, 1997 through the Closing Date, or at a lower commission rate than the highest rate paid by such Principal to the Company with respect to sales during such period. The relationships of the Company with its Principals are good commercial working relationships.

                  (d) Except as set forth on Schedule 2.31, there are, and since November 30, 1997 there have been, no disputes or claims involving individually in excess of $5,000 or in the aggregate in excess of $20,000, (i) between the Company and any Principal, (ii) between the Company and any Customer, or (iii) to the Knowledge of the Company, between any Principal and any Customer. As used in this Section 2.30(d), the terms "disputes" or "claims" shall mean (A) matters which, to the Knowledge of the Company, have been referred to counsel or are the subject of litigation, or (B) matters as to which a Principal has threatened to seek recourse against the Company, or may be reasonably expected to seek recourse against the Company, if such matter is not resolved to the satisfaction of such Principal.

                  (e) With respect to all Principals (i) which, since November 30, 1997, have terminated such party's brokerage relationship with the Company or (ii) which, since November 30, 1997, have reduced or otherwise adversely modified the geographic territory in which the Company acts as broker or the product item(s) represented by the Company or (iii) from which, since November 30, 1997, the Company has resigned, in whole or in part, its representation as a food broker, Schedule 2.31(e) sets forth (A) the name of such Principal and the effective date of such termination, reduction or resignation and (B) the Company's estimated annualized commission revenues from each such Principal for the twelve months ending March 31, 2000 in the absence of such modification, termination or resignation, which estimates were reasonable when made and continue to be reasonable.

                  (f) With respect to all Principals which, since November 30, 1997, have entered into a brokerage relationship with the Company, or have substantially increased an existing brokerage relationship with the Company,
Schedule 2.31(f) sets forth (i) the name of such Principal and the date on which such Principal entered into a brokerage agreement with the Company and (ii) the Company's estimated annualized commission revenues attributable to such Principal for the twelve months ending March 31, 2000, which estimates were reasonable when made and continue to be reasonable.

         2.32 Absence of Improper Payments.

                  (a) Since January 1, 1989 the Company: (i) has not made any contributions, payments or gifts of its property to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payments or gift is illegal under the laws of the United States, any state thereof or any other jurisdiction (foreign or domestic), (ii) has not established or maintained any unrecorded fund or asset for any purpose, or made any false or artificial entries on its books or records for any reason,
                  (iii) has not made any payments to any person where the Company intended or understood that any part of such payment was to be used for any other purpose other than that described in the documents supporting the payment, (iv) has not made any contribution, or reimbursed any political gift or contribution made by any other person, to candidates for public office, whether federal, state or local, where such contribution would be in violation of applicable law or (v) has not misused, misapplied or improperly handled, administered or managed market development or promotional funds or market development or promotional fund accounts in any material respect.

                  (b) Schedule 2.32 sets forth each of the Company's promotional funds.

         2.33 Transfer of Shares. No holder of stock of the Company has at any time transferred any of such stock to any employee of the Company, which transfer constituted or could reasonably be expected to be viewed as compensation for services rendered to the Company by said employee.

         2.34 Stock Repurchase. Except as set forth on Schedule 2.34, the Company has not redeemed or repurchased, or entered into any written or oral agreement to redeem or repurchase, any of its capital stock.

         2.35 Disclosure. The representations, warranties and statements contained in this Agreement and in the agreements, certificates, exhibits and schedules delivered by the Company pursuant to this Agreement to Buyer do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. To the Knowledge of the Company and the Stockholders, there are no facts which presently or could reasonably be expected in the future to have a Material Adverse Effect which have not been specifically disclosed herein or in a Schedule furnished herewith, other than general economic conditions affecting the industries in which the Company operates.


SECTION 3.     REPRESENTATIONS AND WARRANTIES OF BUYER.

         3.1 Making of Representations and Warranties. As a material inducement to the Company and the Stockholders to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby makes the representations and warranties to the Company and the Stockholders contained in this Section 3.

         3.2 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

         3.3 Authority of Buyer. Buyer has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Buyer and no other action on the part of Buyer is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by Buyer pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms.

         3.4 Litigation. There is no litigation pending or, to the Buyer's Knowledge, threatened against Buyer which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         3.5 Finder's Fee. Except for the arrangement between the Buyer and Monroe & Company, LLC as previously disclosed to the Company, Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         3.6 No Conflicts. The execution, delivery and performance by Buyer of this Agreement and each other agreement contemplated by this Agreement to which such entity is a party does not and will not with or without the giving of notice or the lapse of time or both, (a) violate any provision of Buyer's Certificate of Incorporation, as amended to date, (b) constitute a violation of, or conflict with or result in any breach of, acceleration of any obligation under, right of termination under, or default under, any agreement or instrument to which Buyer is a party or by which either of them is bound, (c) to the Knowledge of Buyer violate any judgment, decree, order, statute, law, rule or regulation applicable to Buyer
(d) except as set forth on Schedule 3.6 attached hereto, require Buyer to obtain any approval, consent or waiver of, or to make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made or (e) result in the creation or imposition of any Lien on any of property or assets of Buyer.

         3.7 Purchase for Investment. Buyer is acquiring the Company Shares pursuant to this Agreement for its own account and not with a view to a public distribution thereof and acknowledges that the Company Shares being so acquired have not been registered under the Securities Act of 1933 or any state securities act and cannot be transferred or sold unless registered under all such applicable laws or pursuant to an available exemption from the registration requirements thereof.

SECTION 4.     RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

         4.1 Survival of Warranties. Each of the representations and warranties herein or in any schedule, exhibit, certificate or financial statement delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.

         4.2 Confidentiality. The Company and the Stockholders shall hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from Buyer with respect to the Buyer's business or financial condition. Information generally known in the Buyer's industry or which has been disclosed to the Company or any Stockholder by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. At Buyer's request, the Company and each Stockholder will return to the Buyer all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to the Company or any Stockholder in connection with the transaction.

SECTION 5.  INDEMNIFICATION.

         5.1 Indemnification by the Stockholders. The Stockholders jointly and severally agree subsequent to the Closing to indemnify and hold the Company, Buyer and their respective subsidiaries and affiliates and persons serving as officers, directors, partners or employees of any of the foregoing (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

                  (a) fraud, intentional misrepresentation or a deliberate or wilful breach by the Company or any Stockholder of any of their representations, warranties or covenants under this Agreement or in any agreement, document, instrument, certificate, schedule or exhibit delivered pursuant hereto;

                  (b) any other breach of any representation, warranty or covenant of the Company or any Stockholder under this Agreement or in any agreement, document, instrument, certificate, schedule or exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing constituting a breach of such representations or warranties; provided, however, that with respect to any breach of the representations contained in Sections 2.3(b), 2.5 and 2.6, the indemnification obligations of each Minority Stockholder shall be only with respect to breaches of any such representation by such Minority Stockholder.

                  (c) any liability of the Company for Taxes arising from an event or transaction prior to the Closing or as a result of the Closing which have not been paid or provided for or adequately reserved against by the Company, including without limitation, any increase in Taxes due to the unavailability of any loss or deduction claimed by the Company (except to the extent such unavailability is solely attributable to the actions or circumstances of Buyer).

                  (d) any liability relating to the operation, activities or conduct of the business of the Company on or prior to the Closing Date, other than (i) liabilities or obligations of the Company reflected on the Base Balance Sheet or incurred thereafter in the ordinary course of business (except for any such liability required to be disclosed on a Schedule to this Agreement that is not so disclosed), (ii) liabilities under the Contracts or any contract, agreement or arrangement not required to be disclosed on any Schedule to this Agreement and (iii) other liabilities disclosed in this Agreement or any Schedule furnished pursuant hereto; and

                  (e) any liability of the Company in respect of any claim made by any third party and relating to, arising out of or in connection with any event occurring on or prior to the Closing Date, except to the extent reserved or reflected on the Financial Statements or set forth on Schedule 2.8(c) hereto.

                  (f) Each Stockholder hereby acknowledges and agrees that no Stockholder shall have any right of indemnity or contribution from the Company with respect to any breach of any representation or warranty hereunder.

         5.2 Limitations on Indemnification by the Stockholders.

                  (a) Threshold. Subject to the exceptions set forth in Section 9.2(b) below, no indemnification shall be payable by the Stockholders with respect to claims except to the extent that the cumulative amount of all such claims first exceed Twenty-Five Thousand Dollars ($25,000) in the aggregate (the "Threshold Amount"), whereupon the Buyer Indemnified Parties shall be entitled to dollar-for-dollar indemnification from the first dollar in accordance with the terms hereof.

                  (b) Maximum Indemnification. Subject to the exceptions set forth in Section 9.2(c) below, the Stockholders shall not be obligated to indemnify any Indemnified Party for any amount of otherwise indemnifiable losses in excess of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) (the "Maximum Indemnification") and no Stockholder shall be obligated to indemnify Company Indemnified Parties for an aggregate amount greater than the aggregate amount of the Total Consideration which such Stockholder would otherwise have been entitled to receive pursuant to Exhibit A hereto (the "Stockholder Limit").

                  (c) No Limitation on Certain Claims. Notwithstanding anything herein to the contrary, Buyer Indemnified Parties (i) shall be entitled to dollar-for-dollar indemnification from the first dollar, (ii) shall not be subject to the Threshold Amount, (iii) shall not be subject to the Maximum Indemnification, and (iv) shall not be subject to the Stockholder Limit in seeking indemnification from the Stockholders with respect to any of the following:

                           (i) Losses involving a breach by the Company or any Stockholder of any of the representations and warranties contained in
         Section 2.3, 2.5, 2.8(b) or (c), 2.9, 2.22, 2.27, 2.28 or 2.32; or

                           (ii) Losses described in Sections 5.1(a) or
         5.1(c)-(e), inclusive.

                  (d) Time Limitation. No indemnification shall be payable to a Buyer Indemnified Party with respect to claims asserted pursuant to Subsection 5.1(b) after the date which is the second anniversary of the Closing Date (the "Indemnification Cut-Off Date"); provided that (i) any claim as to which notice is given by a Buyer Indemnified Party to the

Stockholders prior to the Indemnification Cut-Off Date shall survive the Indemnification Cut-Off Date until final resolution of such claim; (ii) claims based upon or related to a breach of any representation or warranty contained in Sections 2.5, 2.9, 2.22, 2.23, 2.27, 2.28 or 2.32 or in Sections 5.1(c)-5.1(e),
inclusive may be asserted until the 60th day following expiration of the statute of limitations (if any) applicable to such claim; and (iii) claims based upon a breach of any representation or warranty contained in Section 2.3 or pursuant to
Section 5.1(a) shall continue without limitation as to time.

         5.3 Indemnification by Buyer. Buyer agrees to indemnify and hold the Stockholders (individually a "Stockholder Indemnified Party" and collectively the "Stockholder Indemnified Parties") harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer hereunder, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach.

         5.4 Limitation on Indemnification by Buyer. Notwithstanding the foregoing, no indemnification shall be payable to the Stockholders with respect to claims asserted pursuant to Section 9.3 above after the Indemnification Cut-Off Date.

         5.5 Notice; Defense of Claims. An indemnified party may make claims for indemnification hereunder by giving written notice thereof to the indemnifying party within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within 20 days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within 20 days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third party claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

         5.6 Satisfaction of Stockholder Indemnification Obligations. In order to satisfy the indemnification obligations of the Stockholders pursuant to
Section 5.1 above and without limiting any right of any Buyer Indemnified Party with respect to any claim for indemnification thereunder, subject to the limitations set forth in Section 5.2, claims for indemnity by a Buyer Indemnified Party hereunder shall first be recovered by offset against any portion of the Total Consideration outstanding and payable to the Stockholders hereunder and may not be asserted against the assets of any Stockholder except to the extent that the amount recoverable exceeds the portion of the Total Consideration available to be offset. Nothing herein shall limit the right of a Stockholder to challenge or dispute a claim for indemnification.

         5.7 Offset Against Lease Payments.

                  (a) To the extent that the Company is required under the terms of those certain leases between Patton Company and U.B.C. Marketing with respect to the property at 4267 Canal Avenue, Grandville, Michigan 49418 and between Huettehoff Properties and United Brokerage Corporation, with respect to the property at 8200 Old Thirteen Mile, Warren, Michigan 48093, each as amended to date (the "Leases"), to make rental payments for periods occurring more than six
(6) months after the Company provides notice of its election to terminate such lease or leases, the Company shall have the right to offset the amounts of all such rental payments against any portion of the Total Consideration outstanding and payable to the Stockholders hereunder.

                  (b) If the Company at any time gives at least six (6) months' notice to the lessor under that certain lease between LaCross Company and the Company with respect to the property designated Lot Number Five (5) in Holiday Park, a subdivision in Perrysburg Township, Wood County, Ohio, that the Company intends to vacate such leased premises, and the Company in fact vacates such premises, the Company shall have the right to offset the amounts of all rental payments with respect to such property for all periods from and after date the Company vacates such premises against any portion of the Total Consideration outstanding and payable to the Stockholders hereunder.

         5.8 Life Insurance Policies. The Stockholders jointly and severally agree subsequent to the Closing to indemnify and hold each Buyer Indemnified Party harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any breach of the representations of the Company contained in this Section 5.8. Such indemnification shall not be subject to the Maximum Indemnification, the Threshold Amount, the Stockholder Limit or the Indemnification Cut-Off Date. The Company represents and warrants to the Buyer that: (i) the aggregate cash surrender value of life insurance policies owned by the Company as of the Closing Date is $293,771.18 (the "CSV Amount"); (ii) the Company has the right to terminate each applicable life insurance policy to obtain the CSV amount in cash, (iii) the Company has no obligation to continue any payments with respect to any life insurance policy after the Closing Date, and (iv) upon termination of each such life insurance policy owned by the Company and receipt of the CSV Amount by the Company, the Company will have all right, title and interest in and to the CSV Amount, and no natural person or entity of any type will have any valid claim to any portion of the CSV Amount. The Company, Buyer and the Stockholders acknowledge that certain life insurance policies owned by the Company will be distributed to certain Stockholders to satisfy deferred compensation obligations of the Company to such Stockholders.

SECTION 6.  DEFINITIONS.

         For the purposes of this Agreement, the capitalized terms set forth below shall have the meanings indicated.

         "Accountants" shall have the meaning set forth in Section 1.2 hereof.

         "Accumulated Funding Deficiency" shall have the meaning set forth in
         Section 2.27 hereof.

         "Acquisition" shall have the meaning set forth in Section 2.4 hereof.

         "Acquisition Rights" shall have the meaning set forth in Section 2.4 hereof.

         "Affiliate" shall have the meaning set forth in Section 2.27 hereof.

         "Affiliated Group" shall have the meaning set forth in Section 2.9 hereof.

         "Agreement" shall have the meaning set forth in the Recitals hereto.

         "Approvals" shall have the meaning set forth in Section 2.24 hereof.

         "Base Balance Sheet" shall have the meaning set forth in Section 2.8 hereof.

         "Blue Sky" shall have the meaning set forth in Section 2.27 hereof.

         "Buyer" shall have the meaning set forth in the Recitals hereto.

         "Buyer Indemnified Party" and "Buyer Indemnified Parties" shall have the meaning set forth in Section 5.1 hereof.

         "Closing" shall have the meaning set forth in Section 1.3 hereof.

         "Closing Date" shall mean the date on which the Closing occurs.

         "Code" shall have the meaning set forth in Section 2.9 hereof.

         "Common Stock" shall have the meaning set forth in the Recitals hereto.

         "Company" shall have the meaning set forth in the Recitals hereto.

         "Company Shares" shall have the meaning set forth in the Recitals hereto.

         "Contract" and "Contracts" shall have the meaning set forth in Section
         2.18 hereof.

         "Controlled Group" shall have the meaning set forth in Section 2.27 hereof.

         "CPR Rules" shall have the meaning set forth in Section 7.10 hereof.

         "Customers" shall have the meaning set forth in Section 2.12 hereof.

         "Employee Program" shall have the meaning set forth in Section 2.27 hereof.

         "Encumbrances" shall have the meaning set forth in Section 2.7 hereof.

         "Environmental Law" shall have the meaning set forth in Section 2.28 hereof.

         "ERISA" shall have the meaning set forth in Section 2.27 hereof.

         "Financial Statements" shall have the meaning set forth in Section 2.8 hereof.

         "GAAP" shall have the meaning set forth in Section 2.8 hereof.

         "Hazardous Material" shall have the meaning set forth in Section 2.28 hereof.

         "Hazardous Waste" shall have the meaning set forth in Section 2.28 hereof.

         "Indemnified Cut-Off Date" shall have the meaning set forth in Section
         5.2 hereof.

         "Intellectual Property" shall have the meaning set forth in Section
         2.16 hereof.

         "Interim Balance Sheet" shall have the meaning set forth in Section 2.8 hereof.

         "Interim Financial Statements" shall have the meaning set forth in
         Section 2.8 hereof.

         "IRS" shall have the meaning set forth in Section 2.9 hereof.

         "Knowledge" shall have the meaning set forth in Section 2.7 hereof.

         "Liens" shall have the meaning set forth in Section 2.3 hereof.

         "Maintains" shall have the meaning set forth in Section 2.27 hereof.

         "Material Adverse Effect" shall have the meaning set forth in Section
         2.2 hereof.

         "Maximum Indemnification" shall have the meaning set forth in Section
         5.

         "Minority Stockholders" shall have the meaning set forth in the Recitals hereto.

         "Multiemployer Plan" shall have the meaning set forth in Section 2.27 hereof.

         "Permitted Encumbrances" shall have the meaning set forth in Section
         2.7 hereof.

         "Principal" shall have the meaning set forth in Section 2.11.

         "Products" shall have the meaning set forth in Section 2.16 hereof.

         "Prohibited Transaction" shall have the meaning set forth in Section
         2.27 hereof.

         "Real Property" shall have the meaning set forth in Section 2.7 hereof.

         "Reportable Event" shall have the meaning set forth in Section 2.27 hereof.

         "Reviewed Financial Statements" shall have the meaning set forth in
         Section 2.8 hereof.

         "Senior Debt" shall mean and include all principal of, interest on, premium, if any, and other obligations of Buyer with respect to any (i) indebtedness to any bank, trust company, insurance company or other institutional lender providing financing to Buyer whether outstanding on the date hereof or incurred, created or arising hereafter pursuant to any agreement or instrument which Buyer may have executed and delivered prior to the date hereof, or may execute and deliver as of the date hereof or at any time hereafter, including, without limitation, the indebtedness of Buyer under that certain Credit Agreement, as amended from time to time, dated as of December 18, 1998, by and between Buyer, First Union National Bank, as agent and certain other lenders named therein, (ii) indebtedness of Buyer for monies borrowed from other entities, (iii) obligations of Buyer as lessee under leases of real or personal property, (iv) principal of, interest on and premium, if any, relating to any indebtedness or obligations of others of the kinds described (i), (ii) and (iii) above assumed or guaranteed in any manner by Buyer, and (v) any amendment, modification, supplement, restatement, refinancing, deferral, renewal, extension or refunding of any such indebtedness described in (i), (ii), (iii), and
         (iv) above (including, without limitation, any of the foregoing having the effect of increasing the principal amount of the indebtedness outstanding or available thereunder) as may be entered into by Buyer from time to time. Each Stockholders agrees, and each successor or assign of such Stockholder by the acceptance of this Agreement agrees, to execute any subordination agreement(s) consistent with the terms of this Agreement that Buyer and the holders of any Senior Debt may request to better reflect the subordination of the indebtedness evidenced hereby to any Senior Debt incurred by Buyer.

         "Severance Pay" shall have the meaning set forth in Section 2.31 hereof.

         "Stockholder" and "Stockholders" shall have the meaning set forth in the Recitals hereto.

         "Stockholder Indemnified Party and "Stockholder Indemnified Parties" shall have the meaning set forth in Section 5.3 hereof.

         "Stockholders' Representative" shall have the meaning set forth in
         Section 1.4 hereof.

         "Taxes" shall have the meaning set forth in Section 2.9 hereof.

         "Threshold Amount" shall have the meaning set forth in Section 5.2 hereof.

         "Transaction Documents" shall have the meaning set forth in Section 2.6 hereof.

         "Unfunded Benefit Liabilities" shall have the meaning set forth in
         Section 2.27 hereof.

SECTION 7.  MISCELLANEOUS.

        7.1    Fees and Expenses.

                  (a) Buyer shall pay all of its fees, expenses and costs incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby.

                  (b) The Company shall pay the fees, expenses and costs incurred by the Stockholders prior to the Closing in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby. The Stockholders will reimburse the Buyer for any such fees, expenses and costs paid by the Company. The Buyer shall offset the amount of any such fees, costs and expenses against all amounts payable to the Stockholders hereunder or in connection herewith (pro rata among the Stockholders in proportion to the amount of the Total Consideration payable to each Stockholder) and no amount shall be paid to any Stockholder hereunder or in connection herewith until the Buyer shall have been fully reimbursed for all such fees, expenses and costs.

                  (c) The Stockholders will pay all fees, expenses and costs incurred subsequent to the Closing in connection with the transfer of the Company Shares to Buyer as contemplated by this Agreement, including without limitation, all transfer taxes and charges applicable to such transfer, and all costs of obtaining permits, waivers, registrations or consents with respect to any assets, rights or contracts of the Company.


         7.2 Governing Law. This Agreement shall be construed under and governed by the internal laws of the Commonwealth of Massachusetts without regard to its conflict of laws provisions.

         7.3 Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, if sent by a nationally recognized overnight courier for next day delivery, on the next business day following delivery to such overnight courier, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO BUYER:                  Merkert American Corporation
                           490 Turnpike Street
                           Canton, Massachusetts 02021
                           Attn:  Chief Executive Officer

With a copy to:            Goodwin, Procter & Hoar  LLP
                           Exchange Place
                           Boston, MA  02109
                           Attn.: Stuart M. Cable, P.C.

TO COMPANY:                The Sell Group - Grand Rapids, Toledo, Detroit,
                           Indianapolis and Fort Wayne
                           4267 Canal Avenue
                           Grandville, Michigan 49418
                           Attn: Gary Van Overloop

With a copy to:            Butzel Long, P.C.
                           150 West Jefferson
                           Suite 900
                           Detroit, Michigan 48226-4430
                           Attn:  Justin G. Klimko, Esq.

TO ANY STOCKHOLDER:        The Sell Group - Grand Rapids, Toledo, Detroit,
                           Indianapolis and Fort Wayne
                           4267 Canal Avenue
                           Grandville, Michigan 49418
                           Attn: Gary Van Overloop

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

         7.4 Entire Agreement. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

         7.5 Assignability; Binding Effect. This Agreement shall only be assignable by Buyer to a corporation, partnership or other entity controlling, controlled by or under common control with Buyer upon written notice to the Company and the Stockholders. This Agreement may not be assigned by the Stockholders or the Company without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         7.6 Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         7.7 Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

         7.8 Publicity and Disclosures. No press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Buyer and the Company.

         7.9 Dispute Resolution; Consent to Jurisdiction.

                  (a) Except as provided below, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Nonadministered Arbitration of Business Disputes (the "CPR Rules"). The Center for Public Resources shall appoint a neutral advisor from its National CPR Panel. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.

                  (b) Any such arbitration shall be conducted in accordance with the following:

                           (i) The arbitrator shall be authorized, but not required, award to the prevailing party the costs of arbitration, including the reasonable fees and expenses of attorneys and accountants.

                           (ii) The arbitrator shall not be authorized or empowered to award damages in excess of compensatory damages.

                           (iii) The arbitrator shall enforce the following agreed upon procedures: (A) mandatory exchange of all relevant documents to be accomplished within 30 days of the initiation of the arbitration procedure; (B) hearings before the arbitrator shall be limited to a summary presentation by each party not to exceed six hours for each party; (C) all hearings shall have concluded not more than 60 days after the initiation of the arbitration procedure; and (D) the arbitrator's decision shall be rendered not more than 10 days after the conclusion of such hearings.

                  (c) Notwithstanding anything to the contrary contained herein, the provisions of this Section 7.9 shall not apply with regard to any equitable remedies to which any party may be entitled hereunder.

                  (d) Each of the parties hereto (i) hereby irrevocably submits to the jurisdiction of the any state or federal court sitting in Boston, Massachusetts for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that any party hereto may at its option bring suit, or institute other judicial proceedings, in any state or federal court of the United States or of any country or place where the other parties or their assets, may be found.

         7.10 Consent to Jurisdiction. Each of the parties hereby consents to the exclusive personal jurisdiction, service of process and venue in the federal or state courts sitting in Boston, Massachusetts for any claim, suit or proceeding arising under this Agreement, or in the case of a third party claim subject to indemnification hereunder, in the court where such claim is brought. The provisions of this Section 7.10 shall be subject to the mandatory dispute resolution provisions of Section 7.9 hereof.

         7.11 No Third-Party Beneficiaries. This Agreement is intended solely for the benefit of the parties hereto. Neither this Agreement nor any of the transactions contemplated hereby shall be deemed to create or enlarge any rights in any party not a party hereto.

         7.12 Severability. The parties agree that, in the event that any provision of this Agreement or the application of any such provision to any party is held by a court of competent jurisdiction to be contrary to law, the provision in question shall be construed so as to be lawful and the remaining provisions of this Agreement shall remain in full force and effect.

         7.13 No Stock Restrictions. The Company and each Stockholder hereby waives the application of any Stock Purchase and Option Agreement or similar agreement between the Company and such stockholder to the transactions contemplated hereby.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first set forth above by their duly authorized representatives.


                                             MERKERT AMERICAN
                                             CORPORATION


                                             By:
                                                -------------------------------
                                             Name:
                                             Title:

                                             UNITED BROKERAGE COMPANY


                                             By:
                                                -------------------------------
                                             Name:
                                             Title:


                                             STOCKHOLDERS:




                                             ----------------------------------
                                             David L. Bassett


                                             ----------------------------------
                                             Donald J. Beverwyk


                                             ----------------------------------
                                             Christian E. Bunse


                                             ----------------------------------
                                             Steven R. Cole


                                             ----------------------------------
                                             Jon G. Cross

                                             ----------------------------------
                                             Richard D. Egloff


                                             ----------------------------------
                                             Joseph A. Fuller


                                             ----------------------------------
                                             Robert E. Host


                                             ----------------------------------
                                             John Huetteman III


                                             ----------------------------------
                                             Robert C. Kemmer


                                             ----------------------------------
                                             David W. McIntosh


                                             ----------------------------------
                                             Dennis F. Nagel


                                             ----------------------------------
                                             Roger E. Osmun


                                             ----------------------------------
                                             Mark A. Petrell


                                             ----------------------------------
                                             Ted S. Reiter

                                             ----------------------------------
                                             Michael L. Schofield


                                             ----------------------------------
                                             Gerald D. Schwark


                                             ----------------------------------
                                             Douglas L. Smith


                                             ----------------------------------
                                             Kenneth E. Sobecki


                                             ----------------------------------
                                             David A. Vander Meer


                                             ----------------------------------
                                             Everet VanKuiken


                                             ----------------------------------
                                             Gary H. Van Overloop